UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35962	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 10, 2015, Nathan’s Famous, Inc. (the “Company”) held its annual meeting of stockholders.  At the annual meeting, stockholders of the Company voted on the matters set forth below.  Each outstanding common share as of the record date was entitled to one vote on the proposals voted on at the meeting.

1.	The proposal to elect eight directors was approved based upon the following votes:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	2,362,186	281,626	1,168,885
Eric Gatoff	2,347,835	295,977	1,168,885
Brian S. Genson	2,372,377	271,435	1,168,885
Barry Leistner	2,364,157	279,655	1,168,885
Howard M. Lorber	2,071,510	572,302	1,168,885
Wayne Norbitz	2,335,946	307,866	1,168,885
A.F. Petrocelli	2,345,610	298,202	1,168,885
Charles Raich	2,337,967	305,845	1,168,885

2.	The proposal to ratify the appointment of Grant Thornton LLP as the Company’s auditors for fiscal 2016 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
3,780,868	29,778	2,051	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2015	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)